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                                                                      EXHIBIT 11
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per-share amounts)

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                                                                         Year ended January 31
                                                                --------------------------------------
                                                                   1995          1994          1993
                                                                ----------    ----------    ----------
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PRIMARY:

  Net Income                                                    $   49,052    $   41,500    $   38,075
  Reduction of interest expense, net of income
    tax expense on assumed retirement of
    short-term and long-term debt                                      637           501           465

  Interest earned, net of income tax expense on
    assumed investment of U.S. government
    securities or commercial paper                                      --            17            --
                                                                ----------    ----------    ----------

  Adjusted net income                                           $   49,689    $   42,018    $   38,540
                                                                ----------    ----------    ----------
                                                                ----------    ----------    ----------

  Weighted average shares outstanding                               46,603        45,404        44,168
  Dilutive stock options, based on the modified
    treasury stock method, using average fair value                  2,661         2,025         2,011
                                                                ----------    ----------    ----------

  Total average shares outstanding                                  49,264        47,429        46,179
                                                                ----------    ----------    ----------
                                                                ----------    ----------    ----------

  Per Share Amount                                              $     1.01    $      .89    $      .83
                                                                ----------    ----------    ----------
                                                                ----------    ----------    ----------


FULLY DILUTED:

  Net Income                                                    $   49,052    $   41,500    $   38,075
  Reduction of interest expense, net of income
    tax expense on assumed retirement of
    short-term and long-term debt                                      499           435           425

  Interest earned, net of income tax expense on
    assumed investment of U.S. government
    securities or commercial paper                                      --             5            --
                                                                ----------    ----------    ----------
  Adjusted net income                                           $   49,551    $   41,940    $   38,500
                                                                ----------    ----------    ----------
                                                                ----------    ----------    ----------

  Weighted average shares outstanding                               46,603        45,404        44,168
  Dilutive stock options, based on the modified
    treasury stock method, using year-end or
    exercise date established price if higher
    than average fair value                                          2,661         2,025         2,011
                                                                ----------    ----------    ----------

  Total average shares outstanding                                  49,264        47,429        46,179
                                                                ----------    ----------    ----------
                                                                ----------    ----------    ----------

  Per Share Amount                                              $     1.01    $      .88    $      .83
                                                                ----------    ----------    ----------
                                                                ----------    ----------    ----------
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